UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2011 (July 6, 2011)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Xfone, Inc.’s (the “Company”) financial and operational results reflected herein should not be construed by any means as representative of the current or future value of its common stock or bonds. All information set forth in this Current Report on Form 8-K, except historical and factual information, represents forward-looking statements. This includes all statements about the Company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

Item 8.01                      Other Events

On July 6, 2011, the Company issued a press release to announce that its Board of Directors has approved a direct rights offering (the “Rights Offering”) in which Company stockholders will receive a non-transferable and non-tradable right to purchase one (1) additional share of the Company’s common stock, par value $0.001 for each share owned as of the record date, for a subscription price of $0.30 per share (each, a “Right”). The Company will set the record date in accordance with NYSE Amex LLC guidelines and in conjunction with the date of effectiveness of the registration statement under the Securities Act of 1933, as amended, relating to the Rights Offering that the Company will file with the SEC (the “Registration Statement”). The Company estimates that it will raise approximately $5 million in the Rights Offering.

For more details please see the press release.

There can be no assurance that the Rights Offering will be successful. The Company reserves the right to change the terms of the Rights Offering (including the subscription price) or abandon the Rights Offering at any time prior to its consummation.

The Registration Statement has not yet been filed with or declared effective by the SEC. The foregoing securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. The press release shall not constitute an offer to sell, or the solicitation of an offer to buy the Rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

A copy of the press release dated July 6, 2011 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)            Exhibits

Exhibit No.	Description
99.1	Press Release dated July 6, 2011 entitled “Xfone Announces Rights Offering.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: July 6, 2011	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 6, 2011, entitled “Xfone Announces Rights Offering.”